    As filed with the Securities and Exchange Commission on February 25, 2014

Registration No. 333-[*]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USA Synthetic Fuel Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	13-3995258
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1717 Pennsylvania Avenue, NW, Suite 1025
Washington, DC 20006
(202) 559-9303
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dr. Steven C. Vick
President and Chief Executive Officer
1717 Pennsylvania Avenue, NW, Suite 1025
Washington, DC 20006
(202) 559-9303
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Arthur McMahon, III
Taft Stettinius & Hollister LLP
425 Walnut St., Ste. 1800
Cincinnati, OH  45202
(513) 381-2838

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Shares of Common Stock, par value $ 0.0001 per share	$150,000,000	(3)	$19,320

(1)
The Registrant is registering an indeterminate number of shares of common stock which may be offered by the Registrant at various numbers and at indeterminate prices, with a total offering price not to exceed $150 million.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act. The $150 million of securities registered hereunder includes $100 million of securities registered pursuant to Registration Statement No. 333-179049 initially filed on January 18, 2012 and included herein pursuant to Rule 429 under the Securities Act, for which the filing fee of $11,460 was previously paid. Pursuant to Rule 457(p) of the Securities Act, the amount of this unused filing fee has been applied against the filing fee due in connection with this registration statement. A filing fee of $7,860 is paid herewith.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 25, 2014

Prospectus

USA SYNTHETIC FUEL CORPORATION

$150,000,000
SHARES OF COMMON STOCK

From time to time, we may offer and sell, in one or more offerings, shares of our common stock on terms to be decided at the time of sale.  The aggregate amount of common stock offered by us under this prospectus will not exceed $150 million.

Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the risk factors incorporated by reference herein or included in any prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the OTCQB under the symbol “USFC.”  On February 21, 2014, the last reported sales price per share of our common stock on the OTCQB was $1.30.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

An investment in our common stock involves a high degree of risk.  You should carefully read and consider the risk factors included in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, the risk factors described in any applicable prospectus supplement and any risk factors set forth in our other filings with the Securities and Exchange Commission, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014

i

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell the common stock described in this prospectus in one or more offerings, up to a total dollar amount of $150 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement and may provide one or more free writing prospectuses that will contain specific information about the terms of that offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus and the documents incorporated by reference in this prospectus, any prospectus supplement and in any free writing prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Unless the context requires otherwise, in this prospectus, we use the terms “USA Synthetic Fuel Corporation,” the “company,” “we,” “us” and “our” to refer to USA Synthetic Fuel Corporation and its subsidiaries. References to “USFC” refer solely to the legal entity USA Synthetic Fuel Corporation.

ABOUT USA SYNTHETIC FUEL CORPORATION

We are incorporated in Delaware.  Our principal executive offices are located at 1717 Pennsylvania Ave., NW, Suite 1025, Washington, D.C. 20006, and our telephone number is (202) 559-9303.  Our website address is www.usasfc.com.  The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part hereof.

USA Synthetic Fuel Corporation is an environmental energy technology company focused on building ultra clean Btu converters, which are facilities designed to transform solid hydrocarbons, such as coal, renewables and petcoke, into low cost synthetic fuel products such as transportation fuel (Ultra Clean Synthetic Crude, diesel, jet, gasoline), pipeline quality synthetic natural gas, and hydrogen.  The Company’s goal is to deliver top environmental, economic, and social performance.  The Company is currently developing its base production platform, which consists of three Btu converter projects that are being designed to produce 100,000 BOE (barrels of oil equivalent) per day of Ultra Clean Synthetic Crude.  The Company owns or controls 1.2 billion BOE in solid hydrocarbon energy assets.

USA Synthetic Fuel Corporation is the successor company to BigStar Entertainment Inc., or BGST, having been formed in December 2009 through a reverse merger undertaken pursuant to an Exchange Agreement dated as of December 4, 2009 between BGST and an entity created for the purpose of acquiring BGST.  Upon completion of the transactions under the Exchange Agreement, BGST’s name was changed to USA Synthetic Fuel Corporation.  The merger became effective on December 31, 2009 upon the filing of an amendment to BGST’s certificate of incorporation in Delaware.

We are a fully reporting company traded on the OTCQB Markets under the symbol “USFC”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial documents retrieval services and at the SEC’s website (www.sec.gov).

The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished, unless expressly stated otherwise) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement, whether before or after it is declared effective, and prior to the termination of the offering of the securities will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 21, 2014; and

•	The description of our common stock contained in our Form 10-12(g) filed with the SEC on July 29, 2010, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

USA Synthetic Fuel Corporation
312 Walnut Street, Suite 1600
Cincinnati, Ohio 45202
Attention: Secretary of the Corporation
(513) 762-7870

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as our most recent Annual Report on Form 10-K which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus contain statements concerning our future results and performance and other matters that are “forward-looking” statements. These statements reflect management’s current views and estimates of future economic circumstances, industry conditions and our performance. They are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including:

•	Our lack of current operating revenues;

•	Our ability to create positive cash flows;

•	Our ability to become profitable;

•	Our ability to achieve rapid growth and activity;

•	Our ability to raise capital when needed;

•	Our ability to complete the development and construction of our projects on our planned schedule or within our project budget;

•	Our dependence on third-party service providers and suppliers to avoid delays in our projects;

•	Our risk of construction, technology or equipment related delays and the costs associated with such delays;

•	Our ability to obtain or maintain the regulatory permits, approvals and consents required to commence operations;

•	Our limited history of operations;

•	Our ability to meet the debt service requirements of the financing arrangements required by our development and construction plans;

•	Our ability to obtain feedstock for our projects at acceptable prices;

•	Our ability to implement an effective system for the management of carbon dioxide; and

•	Our ability to sell our products at favorable prices or at all due to fluctuations in energy commodity prices.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. These purposes may include, but are not limited to:

•	Fuel reserve costs;

•	Reduce corporate debt; and

•	Working capital.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement or a free writing prospectus related to that offering.

DILUTION

We will set forth in a prospectus supplement or a free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•	The net tangible book value per share of our equity securities before and after the offering;
•	The amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	The amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, (the “Certificate of Incorporation”), our Bylaws and the applicable provisions of the Delaware General Corporation Law. Our Certificate of Incorporation and our Bylaws have been filed as exhibits to our Registration Statement on Form 10-12(g) filed with the SEC on July 29, 2010. For more information on how you can obtain our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.” We urge you to read our Certificate of Incorporation and Bylaws in their entirety.

General

Our Certificate of Incorporation provides that we are authorized to issue 310 million shares of capital stock, consisting of 10 million shares of preferred stock, par value $0.0001 per share, and 300 million shares of common stock, par value $0.0001 per share.  As of February 21, 2014, we had 81,048,806 shares of common stock outstanding.

Although our board of directors has no intention at the present time of doing so, it could issue common stock or a series of preferred stock that could, depending on the terms of such securities, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to the best interests of us and our stockholders. Our board of directors, in so acting, could issue securities having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over the then-current market price of the stock.

Common Stock

The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law.

Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or our Certificate of Incorporation, and subject to the rights of holders of any outstanding shares of preferred stock, each holder of common stock has one vote for each share held on all matters submitted to a vote of stockholders, including elections of directors. The common stock does not have cumulative voting rights. Generally, a majority of the votes cast at a meeting of stockholders by holders of shares entitled to vote on the proposal is required for shareholder action.

Dividends and Liquidation Rights. Except as otherwise provided by the Delaware General Corporation Law or our Certificate of Incorporation, and subject to all rights and preferences of holders of any outstanding shares of preferred stock, holders of common stock share ratably in all dividends and distributions, as may be declared from time to time by our board of directors from funds available therefor, whether upon liquidation or dissolution or otherwise.

Miscellaneous. The outstanding shares of common stock are, and any shares of common stock offered hereby upon issuance and payment therefor will be, fully paid and nonassessable. The common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of the Company. Shares of common stock are not subject to calls or assessments. No personal liability will attach to holders under Delaware law.

Our common stock is listed on the OTCQB under the symbol “USFC.”

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

Anti-Takeover Considerations

A number of provisions of our Certificate of Incorporation and Bylaws concern matters of corporate governance and the rights of stockholders. These provisions, as well as the ability of our Board of Directors to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our Board of Directors, including takeovers which our stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer, or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. Our Board of Directors believes that these provisions are appropriate to protect our interests and those of our stockholders. Our Board of Directors has no present plans to adopt any further measures or devices, which may be deemed to have an “anti-takeover effect.”

PLAN OF DISTRIBUTION

We may sell all or a portion of the registered shares of common stock offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, we will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions not employing these exchanges or systems.  We may make these sales at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Sales of the shares may be affected in transactions that involve crosses or block transactions. We may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	To the public through underwriting syndicates led by one or more managing underwriters;

•	To one or more underwriters acting alone for resale to investors or to the public;

•	A combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

We also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by us may arrange for other broker-dealers to participate in sales. If we effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority or FINRA, Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Upon any material arrangement being entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by us and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 and the period from November 30, 2009 (inception) to December 31, 2013 incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (except the SEC Registration Fee) are estimated to be as follows:

Amount to be paid
SEC Registration Fee		$19,320	*
Accounting Fees and Expenses	$		**
Legal Fees and Expenses	$		**
Printing expenses	$		**
Miscellaneous expenses	$		**

Total	$		**

*	The Registrant has applied a credit for unused filing fees to cover a portion of the filing fee due in connection with this registration statement.
**
These fees and expenses cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances.   An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•	Any breach of the director’s duty of loyalty to the corporation or its stockholders.
•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
•	Payments or unlawful dividends or unlawful stock repurchases or redemptions.
•	Any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(a)(7) of the Delaware General Corporation Law, our Certificate of Incorporation eliminates the personal liability of directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

In addition, the Company has entered into indemnification agreements with each of our directors and executive officers.  Under each indemnification agreement we (i) will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or executive officer; and (ii) are obligated to pay the director or executive officer all identifiable expenses promptly as they are incurred by the director or executive officer, provided that he or she is obligated to repay the amount of any of these expenses to the extent that it is proven by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to us or undertaken with reckless disregard for our best interests.

In addition to the above-referenced indemnification, the company has Directors and Officers Liability Insurance on behalf of our directors and officers in the amount of $10,000,000.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 25th day of February, 2014.

USA SYNTHETIC FUEL CORPORATION

By:	/s/ Dr. Steven C. Vick
Name: Dr. Steven C. Vick
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. Steven C. Vick and Daniel W. Dixon and each of them severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Steven C. Vick	President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2014
Dr. Steven C. Vick

/s/ Daniel W. Dixon	Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	February 25, 2014
Daniel W. Dixon

/s/ Ernest K. Jacquet	Director	February 24, 2014
Ernest K. Jacquet

/s/ Harry H. Graves	Director	February 24, 2014
Harry H. Graves

/s/ J. Bradley Davis	Director	February 23, 2014
J. Bradley Davis

/s/ John P. Proctor	Director	February 23, 2014
John P. Proctor

/s/ James R. Treptow	Director	February 24, 2014
James R. Treptow

/s/ William J. Weyand	Director	February 24, 2014
William J. Weyand

EXHIBIT INDEX

Exhibit Number	Description of Documents	Notes

1.1	Form of Underwriting Agreement for common stock	*

5.1	Opinion of Taft Stettinius & Hollister LLP	**

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm	**

23.2	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.1)	**

24.1	Power of Attorney (included on signature page)	**

*	To be filed as an exhibit to a Current Report of the Registrant on a Form 8-K and incorporated by reference herein.
**	Filed herewith.